                                                                  Exhibit (e)(2)

                                     FORM OF
                             DISTRIBUTION AGREEMENT
                                 COLUMBIA FUNDS

     THIS AGREEMENT is made as of March __, 2006, by and between each Massachusetts business trust (each trust, hereinafter, the "Fund") listed on
Schedule I on behalf of each series of each Fund that is organized as a trust listed on Schedule I (each, a "Series" and collectively, the "Series"), and Columbia Management Distributors, Inc., a Massachusetts corporation (the "Distributor"). Absent written notification to the contrary by either the Fund or the Distributor, each new investment portfolio established in the future shall automatically become a "Series" for all purposes hereunder and shares of each new class established in the future shall automatically become "Shares" for all purposes hereunder as if set forth on Schedule I.

     WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Fund desires to retain the Distributor as the exclusive distributor of the units of beneficial interest in all classes of shares ("Shares") of the Funds and each Series, if applicable, and the Distributor is willing to render such services; and

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD").

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. SERVICES AS DISTRIBUTOR.

          1.1. The Distributor will act as agent for the distribution of Shares in accordance with any instructions of the Fund's Board of Trustees or Board of Directors, as applicable, and with the Fund's registration statement then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and will transmit promptly any orders properly received by it for the purchase or redemption of Shares to the Fund or its transfer agent, or their designated agents. As used in this Agreement, the term "registration statement" shall mean any registration statement, specifically including, among other items, any then-current prospectus together with any related then-current statement of additional information, filed with the SEC with respect to Shares, and any amendments and supplements thereto which at any time shall have been filed.

          1.2. The Distributor agrees to use appropriate efforts to solicit orders for the sale of Shares and will undertake such advertising and promotion, as it believes appropriate in connection with such solicitation. The Distributor agrees to offer and sell Shares at the applicable public offering price or net asset value next determined after an order is received. The Fund understands that the Distributor is and may in the future be the distributor of shares of other investment company portfolios including portfolios having investment objectives similar to those of the Funds and each Series, if applicable. The Fund further understands that existing and future investors in the Funds and each Series, if applicable, may invest in shares of such other portfolios. The Fund agrees that the Distributor's duties to such portfolios shall not be deemed in conflict with its duties to the Fund under this paragraph 1.2.

          1.3. The Distributor shall, at its own expense, finance such activities as it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current shareholders, and the printing and mailing of sales literature.

          1.4. The Fund shall be responsible for expenses relating to the execution of any and all documents and the furnishing of any and all information and otherwise taking, or causing to be taken, all actions that may be reasonably necessary in connection with the registration of Shares under the 1933 Act and the Fund under the 1940 Act and the qualification of Shares for sale under the so-called "blue sky" laws in such states as the Fund directs and in such states as the Distributor may recommend to the Fund which the Fund approves, and the Fund shall pay all fees and other expenses incurred in connection with such registration and qualification. The Fund shall be also responsible for the preparation, printing and distribution of prospectuses and statements of additional information to shareholders and the direct expenses of the issue of Shares.

          1.5. The Distributor shall be responsible for preparing, reviewing and providing advice on all sales literature (e.g., advertisements, brochures and shareholder communications) with respect to each of the Funds and each Series, if applicable, and shall file with the NASD or the appropriate regulators all such materials as are required to be filed under applicable laws and regulations in compliance with such laws and regulations.

          1.6. In connection with all matters relating to this Agreement, the Fund and the Distributor agree to comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal and state laws, rules and regulations. The Distributor agrees to provide the Fund with such certifications, reports and other information as the Fund may reasonably request from time to time to assist it in complying with, and monitoring for compliance with, such laws, rules and regulations.

          1.7. Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by other circumstances of any kind, the Fund's officers may decline to accept any orders for, or make any sales of, Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

          1.8. The Fund shall furnish from time to time, for use in connection with the sale of Shares, such information with respect to the Funds and each Series, if applicable, and Shares as the Distributor may reasonably request and the Fund warrants that such information shall be true and correct. Without limited the foregoing, the Fund shall also furnish the Distributor upon request with: (a) audited annual and unaudited semi-annual statements of the Fund's books and accounts with respect to each Fund and each Series, if applicable, and (b) from time to time such additional information regarding the Funds' and each Series, if applicable, financial condition as the Distributor may reasonably request.

          1.9. The Fund may from time to time adopt one or more distribution plans pursuant to Rule 12b-1 under the 1940 Act. As compensation for services rendered hereunder, the Distributor shall be entitled to receive from the Fund the payments set forth on Schedule II attached hereto, as the same may be amended from time to time by agreement of the parties. In addition, the Distributor shall be entitled to retain any front-end sales charge imposed upon the sale of Shares (and reallow a portion thereof) as specified in the Fund's registration statement and the Fund shall pay to the Distributor the proceeds from any contingent deferred sales charge imposed on the redemption of Shares as specified in the Fund's registration statement. The Distributor, from time to time, may assign to any third party all or any portion of amounts payable to the Distributor under this Agreement.

          1.10. The Distributor shall prepare reports for the Board of Trustees or the Board of Directors, as applicable, of the Fund regarding its activities under this Agreement as from time to time shall be reasonably requested by such Board, including reports regarding the use of Rule 12b-1 payments received by the Distributor, if any.

          1.11. The Distributor is authorized to enter into written agreements with banks, broker/dealers and other financial institutions (collectively, "Intermediaries"), based on such form(s) of sales support agreements as may be approved by the Board of Trustees or the Board of Directors, as applicable, from time to time. The Distributor also may enter into such agreements based on such additional forms of agreement as it deems appropriate, provided that the Distributor determines that the Fund's responsibility or liability to any person under, or on account of any acts or statements of any such selling agent under, any such sales support agreement does not exceed its responsibility or liability under the form(s) approved by the Board of Trustees or the Board of Directors, as applicable, and provided further that the Distributor determines that the overall terms of any such sales support agreement are not materially less advantageous to the Fund than the overall terms of the form(s) approved by the Board of Trustees or Board of Directors, as applicable. In entering into and performing such agreements, the Distributor shall act as principal and not as agent for the Fund or any Series. Upon the failure of any Intermediary to pay for any order for the purchase of Shares in accordance with the terms of the Fund's or any Series, if applicable, prospectus, the Fund or any Series, if applicable, shall have the right to cancel the sale of such Shares and thereupon the Distributor shall be responsible for any loss sustained as a result thereof.

     2. REPRESENTATIONS; INDEMNIFICATION.

          2.1. The Fund represents to the Distributor that all registration statements with respect to Shares and shareholder reports with respect to Funds or any Series, if applicable, filed by the Fund with the SEC, have been prepared in conformity with the requirements of the 1933 Act, the 1934 Act and the 1940 Act, as applicable, and rules and regulations of the SEC thereunder. The Fund further represents and warrants to the Distributor that any registration statement, when such registration statement becomes effective, and any shareholder report, when such report is filed, will contain all statements required to be stated therein in conformity with the 1933 Act, the 1934 Act and the 1940 Act, as applicable, and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement or shareholder report will be true and correct when such registration statement becomes effective, or when such shareholder report is filed; and that no registration statement, when such registration statement becomes effective, and no shareholder report, when such shareholder report is filed, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares; provided, however, that the foregoing representations and warranties shall not apply to any untrue statement of material fact or omission made in any registration statement or shareholder report in reliance upon and in conformity with any information furnished to the Fund by the Distributor or any affiliate thereof and used in preparation thereof. The Fund authorizes the Distributor and authorized banks, broker/dealers and other financial institutions to use any prospectus or statement of additional information in the form furnished from time to time in connection with the sale of Shares and represented by the Fund as being the then-current form of prospectus or then-current form of statement of additional information.

          2.2. The Fund agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon (a) any breach by the Fund of any provision of this Agreement, or (b) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or shareholder report or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement or shareholder report or necessary to make any statement in such documents not misleading; provided, however, that the Fund's agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement or shareholder report or in any financial or other statements in reliance upon and in conformity with any information furnished to the Fund by the Distributor or any affiliate thereof and used in the preparation thereof; and further provided that the Fund's agreement to indemnify the Distributor, its officers and directors, and any such controlling person shall not be deemed to cover any liability to the Fund or its shareholders to which the Distributor, is officers and directors, or any such controlling person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Distributor's, its officer's or director's, or any such controlling person's duties, or by reason of the Distributor's, its officer's or director's, or any such controlling person's reckless disregard of its obligations and duties under this Agreement.

          The Fund's agreement to indemnify the Distributor, its officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given in writing and to be transmitted by personal delivery, first class mail, overnight courier, facsimile or other electronic means to the address or facsimile number contained in paragraph 9 of this Agreement, or to such other addresses or facsimile numbers as the parties hereto may specify from time to time in writing and such notification to be sent to the Fund within a reasonable period of time after the summons or other first legal process shall have been served. The failure to so notify the Fund of any such action shall not relieve the Fund from any liability hereunder, which the Fund may have to the person against whom, such action is brought by reason of any such untrue or alleged untrue statement, or omission or alleged omission, except to the extent the Fund has been actually prejudiced by such delay. The Fund will be entitled to assume at its own expense the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by the Distributor, which approval shall not unreasonably be withheld. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by the Fund, the Fund will reimburse the distributor, its officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them.

          The Fund's indemnification agreement contained in this paragraph 2.2 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers or directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The Fund agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Fund or any of its officers, Trustees, or Directors in connection with the issue and sale of any Shares.

          2.3. The Distributor agrees to indemnify, defend and hold the Fund, its several officers, Trustees and Directors, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its officers, Trustees or Directors or any such controlling person, may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers, Trustees or Directors, or such controlling person resulting from such claims or demands, shall arise out of or be based upon (a) any untrue, or alleged untrue, statement of a material fact contained in information furnished by the Distributor or any affiliate thereof to the Fund or its counsel and used in the Fund's registration statement or shareholder reports, or any omission, or alleged omission, to state a material fact in connection with such information furnished by the Distributor or any affiliate thereof to the Fund or its counsel required to be stated in such information or necessary to make such information not misleading, (b) any untrue statement of a material fact contained in any sales literature prepared by the Distributor, or any omission to state a material fact required to be stated therein or necessary to make such sales literature not misleading (except to the extent arising out of information furnished by the Fund to the Distributor for use therein), (c) any willful misfeasance, bad faith or gross negligence in the performance of the Distributor's obligations and duties under the Agreement or by reason of its reckless disregard thereof, or (d) any breach by the Distributor of any provision of this Agreement. The Distributor's agreement to indemnify the Fund, its officers, Trustees and Directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor's being notified of any action brought against the Fund, its officers, Trustees or Directors, or any such controlling person, such notification to be given in writing and to be transmitted by personal delivery, first class mail, overnight courier, facsimile or other electronic means to the address or facsimile number contained in paragraph 9 of this Agreement, or to such other addresses or facsimile numbers as the parties hereto may specify from time to time in writing and such notification to be sent to the Distributor by the person against whom such action is brought, within a reasonable period of time after the summons or other first legal process shall have been served. The failure to so notify the Distributor of any such action shall not relieve the Distributor or any affiliate thereof from any liability hereunder, which the Distributor or any affiliate thereof may have to the Fund, its officers, Trustees or Directors, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, or other conduct covered by this indemnity agreement, except to the extent the Distributor has been actually prejudiced by such delay. The Distributor shall have the right to control the defense of such action, with counsel of good standing of its own choosing, approved by the Board of Trustees or Board of Directors of the Fund, as applicable, which approval shall not unreasonably be withheld, if such action is based solely upon such misstatement or omission, or alleged misstatement or omission, on the Distributor's part or any affiliate thereof.

          2.4. The Fund agrees to advise the Distributor as soon as reasonably practicable of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement then in effect or of the initiation of any proceeding for that purpose. Thereafter, no Shares shall be offered by either the Distributor or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus, as required by Section 10(b) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 2.4 shall in any way restrict or have any application to or bearing upon the Fund's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Fund's prospectus or Declaration of Trust.

     3. CONFIDENTIALITY.

          The Fund and Distributor may receive from each other information, or access to information, about the customers or about consumers generally (collectively, "Customer Information") including, but not limited to, nonpublic personal information such as a customer's name, address, telephone number, account relationships, account balances and account histories. Each of the Fund and Distributor agrees on behalf of their respective employees that all information, including Customer Information, obtained pursuant to this Agreement shall be considered confidential information. Except as permitted by law or required by order of a court or governmental authority, or required by any self-regulatory organization, having jurisdiction over the parties, none of the parties shall disclose such confidential information to any other person or entity or use such confidential information other than to carry out the purposes of this Agreement, including its use under applicable provisions of the SEC's Regulation S-P in the ordinary course of carrying out the purposes of this Agreement.

     4. ANTI-MONEY LAUNDERING PROGRAM.

          The Distributor represents and warrants that it (a) has adopted an anti-money laundering compliance program ("AML Program") that satisfies the requirements of all applicable laws and regulations; and (b) will notify the Fund promptly if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and will promptly remedy any material deficiency of which it learns.

     5. LIMITATIONS OF LIABILITY.

          Except as provided in paragraph 2.3, the Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Series in connection with matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement.

     6. TERM.

          6.1. This Agreement shall become effective on the date of its execution and, unless sooner terminated as provided herein, shall continue in effect for a period of two (2) years from the date written above. This Agreement shall thereafter continue from year to year, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Trustees or Board of Directors, as applicable, or (ii) a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund or any Series, if applicable, provided that in either event the continuance is also approved by the majority of the Fund's Trustees or Directors, as applicable, who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, by vote cast in person at a meeting called for the purpose of voting on such approval.

          6.2. This Agreement is terminable with respect to a Fund or any Series, if applicable, without penalty, on not less than sixty (60) days' written notice, by the Fund's Board of Trustees or Board of Directors, as applicable, by vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Fund or any Series, if applicable, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Upon termination, the obligations of the parties under this Agreement shall cease except for unfulfilled obligations and liabilities arising prior to termination and the provisions of Sections 2, 3, 5, 6.2, 7, 8 and 9.

     7. LIMITED RECOURSE

          A reference to each Fund and the Trustees or Directors, as applicable, of each Fund refer respectively to the Fund created by the Declaration of Trust and the Trustees or Directors as Trustees or Directors but not individually or personally. A copy of the document establishing each Fund is filed with the Secretary of the Commonwealth of Massachusetts. All parties hereto acknowledge and agree that any and all liabilities of the Fund arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Fund and that no Trustee, officer, director or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund or any Series, if applicable, must look solely to the property belonging to such Fund or any Series, if applicable, for the enforcement of any claims against the Fund.

     8. MISCELLANEOUS.

          8.1. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

          8.2. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts as in effect as of the date hereof and the applicable provisions of the 1940 Act. To the extent that the applicable law of the Commonwealth of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     9. NOTICES.

          Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of the Fund shall be One Financial Center, Boston, MA 02110, telefacsimile (617) 345-0919 Attention: Secretary, and that of the Distributor shall be c/o Columbia Management Services, Inc., Attn: Dealer File Department, 245 Summer St., Fl 3, Boston, MA 02110, telefacsimile (617) 742-2989.

     10. COUNTERPARTS.

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                        EACH FUND DESIGNATED IN SCHEDULE I,
                                        on behalf of its respective Series,
                                        if any


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        COLUMBIA MANAGEMENT DISTRIBUTORS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE I

                 TRUST                                    SERIES
                 -----                                    ------
Columbia Series Trust I                   Columbia High Yield Municipal Fund
                                          Columbia Managed Municipals Fund
                                          Columbia Strategic Income Fund
                                          Columbia Tax-Managed Growth Fund
                                          Columbia Federal Securities Fund
                                          Columbia Tax-Exempt Fund
                                          Columbia California Tax-Exempt Fund
                                          Columbia International Stock Fund
                                          Columbia Intermediate Municipal Bond Fund
                                          Columbia Balanced Fund
                                          Columbia High Yield Fund
                                          Columbia Greater China Fund
                                          Columbia Mid Cap Growth Fund
                                          Columbia Oregon Intermediate Municipal Bond Fund
                                          Columbia Real Estate Equity Fund
                                          Columbia Small Cap Growth Fund
                                          Columbia Strategic Investor Fund
                                          Columbia Technology Fund
                                          Columbia Asset Allocation Fund
                                          Columbia Common Stock Fund
                                          Columbia Disciplined Value Fund
                                          Columbia Dividend Income Fund
                                          Columbia Growth Stock Fund
                                          Columbia Large Cap Growth Fund
                                          Columbia Liberty Fund
                                          Columbia Small Cap Core Fund
                                          Columbia Small Company Equity Fund
                                          Columbia Young Investor Fund
                                          Columbia Connecticut Intermediate Municipal Bond Fund
                                          Columbia Massachusetts Intermediate Municipal Bond Fund
                                          Columbia New Jersey Intermediate Municipal Bond Fund
                                          Columbia New York Intermediate Municipal Bond Fund
                                          Columbia Rhode Island Intermediate Municipal Bond Fund
                                          Columbia Connecticut Tax-Exempt Fund
                                          Columbia Massachusetts Tax-Exempt Fund
                                          Columbia New York Tax-Exempt Fund
                                          Columbia Tax-Exempt Insured Fund
                                          Columbia Utilities Fund
                                          Columbia Income Fund
                                          Columbia Intermediate Bond Fund
                                          Columbia U.S. Treasury Index Fund
                                          Columbia World Equity Fund
                                          Columbia Core Bond Fund
                                          Columbia High Yield Opportunity Fund
                                          Columbia Small Cap Value Fund I

                 TRUST                                    SERIES
                 -----                                    ------
Columbia Funds Institutional Trust        CMG Strategic Equity Fund
                                          CMG Small/Mid Cap Fund
                                          CMG International Stock Fund
                                          CMG Core Bond Fund
                                          CMG High Yield Fund
                                          CMG International Bond Fund
                                          CMG Short Term Bond Fund
                                          CMG Ultra Short Term Bond Fund
                                          CMG Intermediate Bond Fund
                                          CMG Core Plus Bond Fund
                                          CMG Government Bond Fund
                                          CMG Corporate Bond Fund
                                          CMG Mortgage and Asset-Backed Securities Fund
                                          CMG Small Cap Growth Fund
                                          CMG Enhanced S&P 500 Index Fund
                                          CMG Large Cap Value Fund
                                          CMG Large Cap Growth Fund
                                          CMG Mid Cap Value Fund
                                          CMG Mid Cap Growth Fund
                                          CMG Small Cap Value Fund
                                          CMG Emerging Markets Equity Fund

Columbia Funds Variable Insurance Trust
                                          Liberty Small Company Growth Fund, Variable Series
                                          Columbia Large Cap Growth Fund, Variable Series
                                          Liberty Asset Allocation Fund, Variable Series
                                          Liberty Federal Securities Fund, Variable Series
                                          Liberty Money Market Fund, Variable Series

                                          Colonial Small Cap Value Fund, Variable Series
                                          Colonial Strategic Income Fund, Variable Series
                                          Columbia International Fund, Variable Series
                                          Liberty Growth & Income Fund, Variable Series

                                          Liberty S&P 500 Index Fund, Variable Series
                                          Liberty Select Value Fund, Variable Series

                                   SCHEDULE II

                                  COMPENSATION

COMPENSATION TO DISTRIBUTOR. In connection with the distribution of shares of the Funds, Distributor will be entitled to receive (i) payments pursuant to any Distribution Plan and related agreement from time to time in effect between any Fund and Distributor or any particular class of shares of a Fund ("12b-1 Plan"),
(ii) any CDSC applicable to the redemption of a Fund's Shares, determined in the manner set forth in the then current prospectus and Statement of Additional Information of that Fund, and (iii) any applicable front-end sales charges applicable to the sale of a Fund's Shares, less any applicable dealer discount.

Approved: May 11, 2005